UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2009

CERADYNE, INC.

(Exact name of registrant as specified in its charter)
Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Exhibit Index on page 4

Item 7.01                      Regulation FD Disclosure.

On May 19, 2009, Ceradyne, Inc. issued a press release announcing that, in accordance with the French legal process, its ESK Ceramics France subsidiary (“ESK France”) is presenting to the local employees’ representatives a plan for closing its manufacturing plant in Bazet, France, effective later this year. As a result, it is anticipated that ESK France will reduce its workforce by approximately 95 employees. The total pre-tax charges relating to this corporate restructuring are estimated to be in the range of approximately $11.0 to $13.0 million, including non-cash pre-tax charges of approximately $2.2 million relating primarily to assets that will be written off or disposed of in connection with the closure of the facility. The majority of these pre-tax charges will be accrued during the second quarter of 2009. A copy of the complete press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01                      Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit Number	Description
99.1	Press release of Ceradyne, Inc. dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            CERADYNE, INC.

May 19, 2009                                                                                     By:  /s/ Jerrold J. Pellizzon
                                        Jerrold J. Pellizzon
                        Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Ceradyne, Inc. dated May 19, 2009.